Exhibit 3.44

AMENDED BYLAWS OF

ANCHOR DRILLING FLUIDS USA, INC.

The within and following Amended Bylaws were read and discussed, section by section, by the Directors, who have the authority to adopt Bylaws which shall remain effective until legally amended or repealed.

Following such discussion, they were, at a meeting held in Tulsa, Oklahoma, on the 15th day of March, 1999, adopted, and made effective as of the date of incorporation of Jordan Drilling Fluids, Inc., now Anchor Drilling Fluids USA, Inc.

WITNESS my hand and seal of the Corporation, this 15th day of March, 1999.

/s/ Daniel W. Jordan
(Seal)	DANIEL W. JORDAN, President

AMENDED BYLAWS OF

ANCHOR DRILLING FLUIDS USA, INC.

Table of Contents

ARTICLE ONE

Offices

1.01 Registered Office and Agent
1.02 Other Offices

ARTICLE TWO

Shareholders

2.01 Place of Meetings
2.02 Annual Meeting
2.03 Voting List
2.04 Special Meetings
2.05 Notice
2.06 Quorum
2.07 Majority Vote; Withdrawal of Quorum
2.08 Method of Voting
2.09 Record Date: Closing Transfer Books
2.10 Action Without Meeting
2.11 Order of Business at Meetings

ARTICLE THREE

Directors

3.01 Management
3.02 Number; Qualification; Election; Term
3.03 Change in Number
3.04 Removal
3.05 Vacancies
3.06 Election of Directors
3.07 Place of Meetings
3.08 First Meetings
3.09 Regular Meetings
3.10 Special Meetings
3.11 Quorum; Majority Vote
3.12 Compensation
3.13 Procedure
3.14 Action Without Meeting
3.15 Interested Directors, Officers and Shareholders

ARTICLE FOUR

Executive Committee

4.01 Designation
4.02 Number; Qualification; Term
4.03 Authority
4.04 Change in Number
4.05 Removal
4.06 Vacancies
4.07 Meetings
4.08 Quorum: Majority Vote
4.09 Compensation
4.10 Procedure
4.11 Action Without Meeting
4.12 Responsibility

ARTICLE FIVE

Notice

5.01 Method
5.02 Waiver

ARTICLE SIX

Officers and Agents

6.01 Number; Qualification; Election; Term
6.02 Removal
6.03 Vacancies
6.04 Authority
6.05 Compensation
6.06 President
6.07 Vice-President
6.08 Secretary
6.09 Assistant Secretary
6.10 Treasurer
6.11 Assistant Treasurer

ARTICLE SEVEN

Certificates and Shareholders

7.01 Certificates
7.02 Issuance
7.03 Payment for Shares
7.04 Subscriptions

7.05 Lost, Stolen or Destroyed Certificates
7.06 Registration of Transfer
7.07 Additional Transfer Requirements
7.08 Pre-emptive Rights
7.09 Share Transfer Restrictions
7.10 Death of Shareholders
7.11 Pledge of Shares
7.12 Legends

ARTICLE EIGHT

General Provisions

8.01 Dividends and Reserves
8.02 Books and Records
8.03 Annual Statement
8.04 Checks and Notes
8.05 Fiscal Year
8.06 Seal
8.07 Resignation
8.08 Amendment of Bylaws
8.09 Construction
8.10 Table of Contents; Headings

ANCHOR DRILLING FLUIDS USA, INC.

ARTICLE ONE: OFFICES

1.01 Registered Office and Agent. The registered office of the Corporation shall be 735 First National Building, Oklahoma City, Oklahoma 73132. The name of the registered agent at such address is The Corporation Company, 735 First National Building, Oklahoma City, Oklahoma 73132.

1.02 Other Offices. The Corporation may also have offices at such other places both within and without the State of Oklahoma, as the Board of Directors may, from time to time, determine, or the business of the Corporation may require.

ARTICLE TWO: SHAREHOLDERS

2.01 Place of Meetings. All meetings of the Shareholders for the election of a Director, or Directors, shall be held at such time and place, within or without the State of Oklahoma, as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

2.02 Annual Meeting. An annual meeting of the Shareholders, commencing in the year 1997, shall be held each year during the second week of January. The day of said meeting will be determined by the President of the corporation and meeting will be held at 10:00 a.m. on said day. At the meeting, the Shareholder, or Shareholders, shall elect a Director, or Directors, and transact such other business as may properly be brought before the meeting.

2.03 Voting List. At least 48 hours before each meeting of the Shareholders, a complete list of the Shareholders, and persons entitled to represent shares, each of whom is entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of voting shares entitled to be voted by each, shall be prepared by the officer or agent having charge of the share ledger. The list, for a period of 48 hours prior to the meeting, shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any

Shareholder, or person entitled to represent shares, at any time during usual business hours. A copy of the share ledger, with a copy of such list, shall be kept open during business hours (9:00 a.m. - 4:30 p.m.) of the day immediately preceding any meeting of Shareholders, and the same shall be subject to inspection, at any time, until the close of the meeting by any Shareholder, or person representing shares.

2.04 Special Meetings. Special meetings of the Shareholders, for any special purpose, or purposes, unless otherwise prescribed by statute, or by the Certificate of Incorporation, or by these Bylaws, may be called by the President, the Directors, or the holders of not less than one-fourth (1/4) of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the objects stated in the notice of the meeting.

2.05 Notice. Written or printed notice, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose, or purposes, for which the meeting is called, shall be delivered not less than seven, 10 days in the case of any special meeting, nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each Shareholder of record, as well as each person entitled to represent share of record, entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the Shareholder at his address as it appears on the share ledger of the Corporation, with postage thereon prepaid.

2.06 Quorum. The holders of a majority of the shares issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation, or by these Bylaws. If a quorum is not present, or represented, at a meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or represented by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, or of the Certificate of Incorporation, or of these Bylaws, a different vote is required in which such express provision shall govern and control the decision of such question. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. At any meeting of the Shareholders, every Shareholder having the right to vote may vote either in person, or by proxy executed in writing by the Shareholder, or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for Directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken viva voce, or by show of hands, unless someone entitled to vote objects, in which case written ballots shall be used.

2.09 Record Date; Closing Transfer Books. The Board of Directors may fix, in advance, a record date for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders, the record date not to be more than 60 days prior to the meeting; and the Board of Directors may close the share ledger for such purpose for a period of not less than 10, nor more than 60 days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be in the record date.

2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a record or memorandum in writing shall have the same force and effect as a unanimous vote of the Shareholders. The signed record or memorandum, or a signed copy thereof, shall be placed in the minute book.

2.11 Order of Business at Meetings. The order of business at annual meetings, and so far as practicable at other meetings of Shareholders, shall be as follows, unless changed by the Board of Directors:

1.	Call to order;

2.	Proof of due notice of meeting;

3.	Determination of quorum and examination of proxies;

4.	Announcement of availability of voting list;

5.	Announcement of distribution of annual statement;

6.	Reading and disposing of minutes of last meeting of Shareholders;

7.	Reports of officers and committees;

8.	Appointment of voting inspectors;

9.	Unfinished business;

10.	New business;

11.	Nomination of Directors;

12.	Opening of polls for voting;

13.	Recess;

14.	Reconvening; Closing of polls;

15.	Report of voting inspectors;

16.	Other business; and

17.	Adjournment.

ARTICLE THREE: DIRECTORS

3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation, and do all such lawful acts and things as are not, by statute, or by the Certificate of Incorporation, or by the Bylaws, directed or required to be exercised, or done by the Shareholders.

3.02 Number; Qualification; Election; Term. The Board of Directors shall consist of at least four, and no more than eight Directors, none of whom need be Shareholders, or residents of any particular state. The Directors shall be elected at the annual meeting of the Shareholders, except as provided in Bylaw sections 3.03 and 3.05. Each Director elected shall hold office until his successor shall be elected, and shall qualify.

3.03 Change in Number. The number of Directors may be increased, or deceased, by in no instance to a number less than three, from time to time, by amendment to these Bylaws, or by designation by the Shareholders entitled to vote for the election of Directors, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors, shall be filled by election at an annual meeting, or at a special meeting of the Shareholders, called for that purpose.

3.04 Removal. Any Director may be removed, either for or without cause, at any special or annual meeting of the Shareholders, by the affirmative vote of a majority in number of shares of the Shareholders present, in person or by proxy, at such meeting, and entitled to vote for the election of such Director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.05 Vacancies. Any vacancy occurring in the Board of Directors, by death, resignation, removal or otherwise. may be filled by an affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, until removed, or until his successor is elected by the Shareholders, and qualified.

3.06 Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

3.07 Place of Meetings. Meetings of the Board of Directors, either regular or special, may be held either within or without the State of Oklahoma.

3.08 First Meetings. The first meeting of each newly elected board shall be held, without further notice, immediately following the annual meeting of the Shareholders, and at the same place, unless, by unanimous consent of the Directors then elected and serving, such time or place shall be changed.

3.09 Regular Meetings. Regular meetings of the Board of Directors may be held, without notice, at such time and place as shall, from time to time, be determined by the Board.

3.10 Special Meetings. Special meetings of the Board of Directors may be called by the President, or, in his absence, the Vice-President or Secretary, on three days notice to each Director, either personally, or by mail or by facsimile. Special meetings shall be called by the President or Secretary in like manner, and on like notice, on the written request of a majority of the Directors. Except as otherwise expressly provided by statute, or by the Certificate of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need he specified in a notice or waiver of notice.

3.11 Quorum., Majority Vote. At all meetings of the Board of Directors, a majority, but not less than three, of the number of Directors fixed by these Bylaws, shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute, or by the Certificate of Incorporation, or by these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the Directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 Compensation. By resolution of the Board of Directors, the Directors may be paid reasonable expenses not to exceed $500.00, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity, and receiving compensation therefor. Members of the Executive Committee, or of special or standing committees, may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

3.13 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.14 Action Without Meeting. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof is made, in writing, and signed by all members of the board. The signed record or memorandum, or a signed copy thereof, shall be placed in the minute book.

3.15 Interested Directors, Officers and Shareholders. No contract, or other transaction, between the Corporation and any other corporation, whether or not the majority of shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall, in any way, be affected by the fact that any of the Directors of the Corporation are pecuniarily, or otherwise interested in, or are Directors or officers of, such other corporation. Any Director individually, or any firm of which such Director may be a member, may be a party to, or may be pecuniarily, or otherwise, interested in, any contract or transaction of the Corporation, provided, that the fact that he, or such firm, is so interested, shall be disclosed, or shall have been known, to the Board of Directors, or to a majority thereof; and any Director of the Corporation who is also a Director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation, which shall authorize such contract or transaction, with like force and effect as if he were not such Director or officer of such other corporation, or not so interested. The foregoing treatment of interested Directors shall also be applicable to interested Shareholders and officers of the Corporation.

ARTICLE FOUR: EXECUTIVE COMMITTEE

4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the entire board, designate an Executive Committee.

4.02 Number; Qualification; Term. The Executive Committee shall consist of two or more Directors. The Executive Committee shall serve at the pleasure of the Board of Directors.

4.03 Authority. The Executive Committee, to the extent provided for in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the full Board of Directors is required by statute, or by the Certificate of Incorporation, or by these Bylaws, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Executive Committee shall act only in the interval between meetings of the board, and shall, at all times, be subject to the control and direction of the board.

4.04 Change in Number. The number of executive committee members may be increased, or deceased, but not below two, from time to time, by resolution adopted by a majority of the entire Board of Directors.

4.05 Removal. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the entire board, whenever, in its judgment, the best interests of the Corporation will be served thereby.

4.06 Vacancies. A vacancy occurring in the Executive Committee, by death, resignation, removal or otherwise, may be filled by the Board of Directors in the manner provided for above in Section 4.01.

4.07 Meetings. Time, place and notice, if any, of the Executive Committee meetings shall be determined by the Executive Committee.

4.08 Quorum; Majority Vote. At meetings of the Executive Committee, a majority of the number of members designated by the Board of Directors, but in no instance less than two,

shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive Committee, except as otherwise specifically provided by statute, or by the Certificate of Incorporation, or by these Bylaws. If a quorum is not present at a meeting of the Executive Committee, the members present may adjourn the meeting, from time to time. without notice, other than an announcement at the meeting, until a quorum is present.

4.09 Compensation. See Section 3.12 above.

4.10 Procedure. The Executive Committee shall keep regular minutes of its proceedings, and report the same to the Board of Directors, when requested. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

4.11 Action Without Meeting. Any action which might be taken at a meeting of the Executive Committee may be taken without a meeting if a record, or memorandum, thereof be made in writing, and signed by all of the members of the Executive Committee. The signed record, or memorandum, or a signed copy thereof, shall be placed in the minute book.

4.12 Responsibility. The designation of an Executive Committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it, or him, by law.

ARTICLE FIVE: NOTICE

5.01 Method. Whenever, by statute, or the Certificate of Incorporation, or these Bylaws, notice is required to be given to the Directors or Shareholders, and no provision is made as to how the notice shall be given, i.e., (a) in writing, by mail, postage prepaid, addressed to the Director or Shareholder at the address appearing on the books of the Corporation; or, (b) in any other method permitted by law. Any notice required or permitted to be given by mail, shall be deemed given at the time when the same is thus deposited in the United States mails.

5.02 Waiver. Whenever, by statute, or the Certificate of Incorporation, or these Bylaws, notice is required to be given to Shareholders or Directors, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE SIX: OFFICERS AND AGENTS

6.01 Number; Qualification; Election; Term.

A. The Corporation shall have the following, to-wit: A President, a Secretary, and a Treasurer, and such other officers, including a Chairman of the Board, and one or more Vice-Presidents, and assistant officers and agents as the Board of Directors may think necessary. The Secretary may also serve as Treasurer.

B. The President shall be a member of the Board of Directors. No other officer or agent need be a Shareholder, Director, or resident of the State of Oklahoma.

C. Officers and agents may be elected by the Board of Directors, at any meeting.

D. Unless otherwise specified by the Board of Directors at the time of election or appointment, or in an employment contract approved by the board, each officer’s and agent’s term shall end at the first meeting of the Directors after the annual meeting of the Shareholders. He shall serve until the end of his term, or, if earlier, his death, resignation or removal.

E. Any two or more offices may be held by the same person, except that the President and the Secretary shall not be same person.

6.02 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever, in its judgment, the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation, by death, resignation. removal or otherwise, may be filled by the Board of Directors.

6.04 Authority. Officers and agents shall have such authority, and person such duties, in the management of the Corporation, as are provided in these Bylaws, or as may be determined by resolution of the Board of Directors, not inconsistent with these Bylaws.

6.05 Compensation. The compensation of officers and agents shall be fixed, from time to time, by the Board of Directors.

6.06 President. The President shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the Shareholders and the Board of Directors, and shall have general and active management of the business and affairs of the Corporation. He shall further see that all orders and resolutions of the board are carried into effect. He shall perform such other duties, and have such other authority and powers as the Board of Directors may, from time to time, prescribe, except as otherwise limited or modified by the board. He shall be a member of the Board of Directors, and shall continue to hold the office of President until removed or a successor appointed or elected, and qualified, an earlier termination of his office of Director notwithstanding.

6.07 Vice-President. The Vice-Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the

President, perform the duties, and have the authority and exercise the powers, of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may, from time to time, prescribe, or as the President may, from time to time, delegate.

6.08 Secretary.

A. The Secretary shall attend all meetings of the Board of Directors, and all meetings of the Shareholders, and record all votes and the minutes of all proceedings in a hook to he kept for that purpose, and shall perform like duties for the Executive Committee when required.

B. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders, and special meetings of the Board of Directors.

C. The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, or the Executive Committee, affix the same to any instrument requiring it. and, when so affixed, it shall be attested by his signature, or by the signature of the Treasurer, or an Assistant Secretary.

D. The Secretary shall be under the supervision of the President. He shall perform such other duties, and have such other powers, as the Board of Directors may, from time to time, prescribe, or as the President may, from time to time, delegate.

6.09 Assistant Secretary. The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties, and have the authority, and exercise the powers of the Secretary. They shall perform such other duties, and have such other powers as the Board of Directors may, from time to time, prescribe, or as the President may, from time to time, delegate.

6.10 Treasurer.

A. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects in the name, and to the credit, of the Corporation, in such depositories as may be designated by the Board of Directors.

B. He shall disburse the funds of the Corporation, as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Directors, at the regular meetings of the board, or whenever they may require it, an account of all of his transactions as Treasurer, and of the financial condition of the Corporation.

C. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form and in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office, and for the restoration to the Corporation, in the case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in his possession or under his control, belonging to the Corporation.

D. The Treasurer shall perform such other duties, and have such other authority and powers, as the Board of Directors may, from time to time, prescribe, or as the President may, from time to time, delegate.

6.11 Assistant Treasurer. The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties, and have the authority, and exercise the powers, of the Treasurer. They shall perform such other duties, and have such other powers, as the Board of Directors may, from time to time, prescribe, or as the President may, from time to time, delegate.

ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

7.01 Certificates. Certificates in the form determined by the Board of Directors shall be consecutively numbered, and shall be entered in the books of the Corporation, as they are issued. Each certificate shall state, on the face thereof, the holder’s name, the number and class of shares, the par value of the share, or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the President, or a Vice-President, and Secretary, or Assistant Secretary, and shall be sealed with the seal of the Corporation, or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be facsimile.

7.02 Issuance. Share, both treasury and authorized, but unissued, may be issued for such consideration, not less than par value, and to such persons, as the Board of Directors may determine, from time to time. Shares may not be issued until the full amount of consideration, fixed as provided by law, has been paid.

7.03 Payment for Shares. The consideration for the issuance of shares shall consist of money or property, including intangibles, actually received, labor or services actually performed, shares, securities, or other obligations of the Corporation actually surrendered, canceled or reduced, or, only upon the allotment of a share dividend, funds or other assets transferred from surplus to stated capital. No promissory note, or other obligation, or promise of future services, shall constitute consideration, in whole or in part, for shares allotted by the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value in monetary terms of consideration received, shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued, and shall be considered fully paid and non-assessable; provided, however, when the Corporation has received a note or check, or other bill of exchange, as consideration for shares, no share certificate shall be issued, or shall such shares be considered paid, until such note or check, or other bill of exchange, has been paid. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and paid-in surplus accounts.

7.04 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions of shares, whether made before or after the organization of the Corporation, shall be paid in full at such time, or in such installments, and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors, for payment on subscriptions, shall he uniform as to all shares of the same series, as the case may be. Written notice of each call shall be given to each subscriber personally, or mailed to him at his address as shown by the records of the Corporation. Such notice shall state the date payment of the call is to be made, which period shall not be less than 20 days from the date of mailing such notice, unless the subscription provides for a shorter period of notice. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.05 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

A. Claim. Makes proof, in affidavit form, that it has been lost, destroyed or wrongfully taken; and

B. Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith, and without notice of an adverse claim; and

C. Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation, and its transfer agent and registrar, if any. against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

D. Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

7.06 Registration of Transfer. Except as otherwise provided in Section 7.07 of these Bylaws, the Corporation shall register a transfer of a stock certificate presented to it for transfer if:

1. The certificate is endorsed by the appropriate person, or persons;

2. The signature of the appropriate person, or persons, has been guaranteed by a national banking association, and reasonable assurance is given that the endorsements are effective, unless the Secretary of the Corporation waives such requirements;

3. The Corporation has no duty to inquire into adverse claims, or has discharged any such duty;

4. There has been compliance with any applicable law relating to the collection of taxes; and

5. The transfer is, in fact, rightful, or is to a bona fide purchaser.

An endorsement of a stock certificate in registered form is made when an appropriate persons signs on it, or on a separate document, an assignment or transfer of it, or a power to assign or transfer it, or when the signature of this person is written without more upon the back of the certificate. An endorsement may be in blank, which includes an endorsement to the bearer, or special, which specifies the person to whom the stock is to be transferred, or who has the power to transfer it. A holder may convert a blank endorsement into a special endorsement.

An appropriate person to endorse means:

1. The person specified by the stock certificate, or by special endorsement, to be entitled to it; or

2. When the person so specified is described as a fiduciary, but is no longer serving in the described capacity, then his successor; or

3. When the stock certificate or endorsement specifies more than one person as fiduciaries, and one or more are no longer serving in the described capacity, then the remaining fiduciary or fiduciaries. whether or not a successor has been appointed or qualified; or

4. When the person so specified is an individual, and is without capacity to act by virtue of death, incompetence, infancy, or otherwise, then his executor, administrator, guardian or like fiduciary; or

5. When the stock certificate or endorsement specifies more than one person as tenants by the entireties, or with rights of survivorship, and by reason of death cannot sign, then as the survivor or survivors; or

6. A person having power to sign under applicable law or controlling instrument; or

7. To the extent that any of the foregoing appropriate persons may act through an agent, then his authorized agent.

Reasonable assurance that an endorsement is effective shall include:

1. When the endorsement is signed by an agent, appropriate insurance of authority to sign;

2. When the endorsement is by a fiduciary, appropriate evidence of incumbency;

3. When there is more than one fiduciary, reasonable assurance that all who are required to sign have done so; and

4. When the endorsement is by a person not covered by any of the foregoing, assurance appropriate to the case corresponding as nearly may be to the foregoing. The Corporation may elect to require reasonable assurance beyond that specified in this clause, but if both requires and obtains a copy of a controlling instrument for a purpose other than showing appropriate evidence of appointment or incumbency of a fiduciary, it is charged with notice of all matters contained in it affecting the transfer.

7.07 Additional Transfer Requirements. The Corporation shall not register a transfer of stock certificate presented to it for transfer, unless:

A. There are effective registration statements under the Securities Act of 1933, and the Oklahoma Securities Act, with regard to such shares; or

B. The Corporation has been provided with an option of counsel in form and substance satisfactory to the Corporation and its counsel, that such registration is not necessary.

In addition, within a nine month and one day period following the termination of any issue of securities by the Corporation, pursuant to the intrastate exemption from registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder existing at the date of presentation for transfer, the Corporation shall require evidence of bona fide residency in Oklahoma, which shall consist of a minimum of the following:

A. A valid Oklahoma driver’s license; and

B. A current Oklahoma Voter’s Registration Card.

The person so presenting the certificate for transfer shall also execute an affidavit, as supplied by the Corporation, as to his bona fide residency in Oklahoma, along with such other and further instruments as the Corporation may reasonably require. Contemporaneously with, and as a prerequisite to, any transfer of certificates by the Corporation, the Corporation may require the person presenting the certificate for transfer to enter into such further warranties, representations, undertakings, and/or agreements, running to the Corporation as it may, on advice of counsel, reasonably require. Requirements of compliance with the Securities Act of 1933, as amended, and/or the Oklahoma Securities Act, as amended, and the rules and regulations under either or both of these Acts, shall, for all purposes, be deemed reasonable.

7.08 Pre-emptive Rights. No Shareholder, or other person, shall have any preemptive right, whatsoever.

7.09 Share Transfer Restrictions. Any shareholder desiring to sell any of the shares of the Corporation shall offer such shares first to the Corporation, and then to the other shareholders, in the following manner:

1. Such shareholders shall give written notice, by registered mail, to the Secretary of the Corporation, of his intention to sell such shares. Said notice shall specify the number of shares to be sold, the price per share, which shall not exceed 125% of the book value of the respective shares, and the terms upon which the sale is to be made. The Corporation shall have 20 days from the receipt of such notice within which to exercise its option to purchase all or any full number of the shares so offered. Such purchase may be authorized by the Board of Directors or Executive Committee without any action by the Shareholders of the Corporation. The Corporation or existing Shareholders may purchase for an amount not to exceed 125% of the book value.

2. In the event that the Corporation should fail to purchase all or a part of such shares within the said 20 day period, the Secretary of the Corporation shall, within 5 days thereafter, give written notice to each of the other Shareholders of record, stating the number of shares offered for sale, but not purchased by the Corporation, the price per share, and the terms upon which the sale is being made. Such notice shall be sent by mail, addressed to each Shareholder at his last address as it appears on the books of the Corporation. Within 15 days after the mailing of such notices, any Shareholder desiring to purchase all or part of such shares shall deliver, by mail or otherwise, to the Secretary of the Corporation, a written offer for the number of shares desired by him, accompanied by the purchase price therefor, with authorization to pay such purchase price against delivery of such shares.

3. If the Shareholders offer to purchase more than the total number of shares available for purchase by them, then the Shareholders offering to purchase shall be entitled to purchase such proportion of said shares as the number of shares of the Corporation which he holds bears to the number of all Shareholders offering to purchase. In the event that the proportion of said shares to which a Shareholder should be entitled to purchase is more than the number of shares he desires to purchase, each remaining Shareholder desiring to purchase additional shares shall be entitled to purchase such proportion of the overplus as the number of shares which he holds bears to the total number of shares held by all Shareholders desiring to participate.

4. If none or only a part of the shares offered for sale is purchased by the Corporation or Shareholders, or both, then the Shareholder who offered the same for sale shall have thereafter the right to sell said shares not so purchased to such person or persons as he desires; provided, however, that he shall not:

A. Sell such shares at a lower price, or on terms more favorable to the purchaser than those specified in the written notice he gave to the Corporation; and

B. Attempt to transfer such shares without first complying or causing compliance to be made, with Section 7.07 of these Bylaws.

5. In the event that the Shareholder who offers the shares for sale should be permitted to sell the same under Subparagraph 4 hereof, this right shall extend for a period of one month following the last date any other Shareholder could have made an offer to purchase the shares. After such one month period such shares shall again become subject to the restrictions imposed by this Section 7.09.

6. Any sale of the shares of the Corporation shall be null and void unless the provisions of this Section 7.09 are strictly observed and followed.

7. The shares may not be sold for more than 125% of their book value.

8. The purpose of this provision is to grant the Corporation and Shareholders the right of first refusal to purchase shares from a Shareholder who has received a good faith offer to purchase from a third party, however, allowing the Corporation and Shareholders the right to purchase said shares for the amount of the good faith offer, but in no case for an amount in excess of 125% of the book value of said share or shares.

7.10 Death of Shareholders. Upon the death of any Shareholder, the shares of stock held by such deceased Shareholder at the time of his death, shall be purchased by the

Corporation from the estate of such deceased Shareholder, at the calculated book value of said stock. as shown by the books of the Corporation, or at the appraised value of the stock, as based upon the appraised value of the assets of the Corporation, whichever is greater. Such book value and appraised value shall be calculated as of the date of death of such Shareholder.

The appraisal of the assets of the Corporation, as of the date of death of said Shareholder, shall be made by a competent appraiser, selected by the company. If the legal representative of the estate of the deceased Shareholder is not satisfied with the amount of the appraisal made, then, and in that event. said legal representative of the estate of the deceased Shareholder shall select a qualified appraiser, and the company appraiser and the appraiser selected by the legal representative of the deceased Shareholder shall then select a third appraiser. Any appraisal agreed upon by at least two of the appraisers so selected shall be the effective appraised value.

7.11 Pledge of Shares. No Shareholder may pledge any shares of stock as security for any debt or obligation. Furthermore, a Shareholder may not allow the shares of stock to be subject to any judgment lien, levy or execution, nor shall a Shareholder allow any shares of stock to be acquired by a Court appointed receiver, a creditor’s committee, or bankruptcy trustee. The Corporation shall purchase, and the holder must sell, any shares of stock which become subject to a levy or execution, or are acquired by a receiver or a bankruptcy trustee, at the calculated book value of said stock as shown by the books of the Corporation, or at the appraised value of the stock, as based upon the appraised value of the assets of the Corporation, whichever is smaller. The calculations of book value and appraised value shall be in accordance with Section 7.10 above.

7.12 Legends. The following shall be printed or typed conspicuously upon all of the share certificates issued by the Corporation:

1. Transfer of the shares represented by this certificate are restricted pursuant to Section 7.09 of the By-laws of the Corporation. A full statement of the restrictions will be furnished, at no charge, upon request at the office of the Corporation. *******

2. No sale, offer to sell, or transfer of the shares represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such shares, is then in effect, or an exemption from the registration requirements of said act is then, in fact, applicable to said shares. *******

3. The foregoing restrictions are cumulative. Stop transfer orders appear in the Corporation’s Bylaws which require that the Corporation will not transfer any share transferred in contravention of any of the foregoing. Any attempted alienation, except in strict compliance with sid restrictions, will be ineffectual. *******

In addition, and without limitation, the Board of Directors may, from time to time, modify or add to the foregoing legends in order to comply with any federal or state statute, order, rule or regulation.

ARTICLE EIGHT: GENERAL PROVISIONS

8.01 Dividends and Reserves.

A. Declaration and Payment. Subject to statute, and the Certificate of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting. and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

B. Record Date. The Board of Directors may fix, in advance, a record date for the purpose of determining the Shareholders entitled to receive payment of any dividend, the record date to be not more than 40 days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose, for a period of not more than

40 days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend. shall be the record date.

8.02 Books and Records. The Corporation shall keep and maintain adequate and correct accounts of its properties and business transaction, including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The Corporation shall further keep, in its registered office, originals, or authenticated copies of the following:

1. The Certificate of Incorporation, and all amendments thereto;

2. The Bylaws, together with all amendments made thereto during the next preceding five years;

3. A complete list of the names and post office addresses, including streets and numbers, if any, of its principal officers, including its Directors;

4. Its share ledger, containing the names, alphabetically arranged, of all Shareholders, with post office addresses, number of shares of each class held, and dates of issuance of share certificates;

5. A list of names, alphabetically arranged, of all trust certificate holders, with post office addressed, including streets and numbers, if any, and the dates of issuance of the trust certificates;

6. All resolutions and records of other proceedings of its Shareholders and Directors during the next preceding five years;

7. All reports made to the Shareholders and trust certificate holders during the next preceding five years; and

8. All voting trust agreements.

8.03 Annual Statement. The Board of Directors shall mail to each Shareholder of record, not less than 120 days after the close of the fiscal year of the Corporation, a full and complete annual report, which shall include a balance sheet as of such closing date, and a statement of income or profit and loss for the year ending on such closing date. Such financial statements shall be prepared in conformity with generally accepted accounting principles applied on a consistent basis. and shall be certified by the President, Secretary, Treasurer, or a public accountant.

8.04 Checks and Notes. All checks, or demands for money, and notes of the Corporation shall be signed by such officer, or officers, or such other person, or persons, as the Board of Directors may, from time to time. designate.

8.05 Fiscal Year. The fiscal year of the Corporation shall begin on January 1.

8.06 Seal. The Corporation’s seal, of which there may be one or more exemplars, shall contain the name of the Corporation, and the name of the state of incorporation. The seat may be used by impressing it, or reproducing a facsimile of it, or otherwise.

8.07 Resignation. Any Director, officer or agent may resign by giving written notice to the President, or the Secretary. The resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.08 Amendment of Bylaws. These Bylaws, except for Section 7.09, may be altered, amended, or repealed, at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting. Section 7.09. of these Bylaws, may be amended, altered, repealed, or modified, only by an affirmative vote of a majority of the Shareholders, at a meeting called for such purpose.

8.09 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid, or inoperative, then, so far as is reasonable and possible, the remainder of these Bylaws shall be considered valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10 Table of Contents; Headings. The table of contents, and headings, are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.